EXHIBIT 99.2

MURPHY OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On April 19, 2019, Murphy Exploration & Production Company - USA (Murphy), a subsidiary of Murphy Oil Corporation (the Company), entered into a transaction with LLOG Bluewater Holdings, L.L.C. and LLOG Exploration Offshore, L.L.C. as Seller (LLOG). Murphy acquired producing fields and development projects from LLOG in the Mississippi Canyon and Green Canyon areas in the Gulf of Mexico (LLOG Acquisition). The transaction closed on May 31, 2019 and has an effective date of January 1, 2019.
We derived the unaudited pro forma condensed combined financial statements from the historical consolidated financial statements of the Company and the Statements of Revenues and Direct Operating Expenses for the LLOG Acquisition for the respective periods. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and three months ended March 31, 2019 give effect to the LLOG Acquisition as if the transaction occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 gives effect to the LLOG Acquisition as if the transaction occurred on March 31, 2019.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K/A. Assumptions underlying the pro forma adjustments related the LLOG Acquisition are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. The pro forma adjustments reflected herein are based on management’s expectations regarding the LLOG Acquisition. The LLOG Acquisition will be accounted for under the acquisition method of accounting, which involves determining the fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to indicate the results of operations of future periods or the results of operations that actually would have been realized had the LLOG Acquisition been consummated on the dates or for the periods presented.

The unaudited pro forma condensed combined financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined statements of operations and should not be relied on as an indication of the future results the Company will have after the completion of the transactions noted in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited December 31, 2018 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on February 27, 2019, the unaudited March 31, 2019 consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed May 2, 2019, the Audited Statement of Revenues and Direct Operating Expenses and the Unaudited Statements of Revenues and Direct Operating Expenses filed with the Current Report on Form 8-K/A.

EXHIBIT 99.2

MURPHY OIL CORPORATION
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2019

						Murphy Oil
	Murphy Oil	LLOG		Pro Forma		Pro Forma
(in thousands)	Historical	Acquisition		Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$286,281	—		(1,226,259)	(b)	286,281
				1,226,259	(c)
Accounts receivable, less allowance for doubtful accounts of $1,605 in 2019 and 2018	349,768	—		—		349,768
Inventories	77,278	11,772	(a)	—		89,050
Prepaid expenses	45,349	1,000	(a)	—		46,349
Assets held for sale	1,879,568	—		—		1,879,568
Total current assets	2,638,244	12,772		—		2,651,016
Property, plant and equipment, at cost less accumulated depreciation, depletion and amortization of $8,359,120 in 2019 and $8,070,487 in 2018	8,559,143	1,340,206	(a)	—		9,899,349
Operating lease assets	618,123	—		—		618,123
Deferred income taxes	124,679	—		—		124,679
Deferred charges and other assets	42,928	—		—		42,928
Total assets	$11,983,117	1,352,978		—		13,336,095
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$679	—		—		679
Accounts payable	475,559	—		—		475,559
Income taxes payable	15,450	—		—		15,450
Other taxes payable	14,283	—		—		14,283
Operating lease liabilities	155,534	—		—		155,534
Other accrued liabilities	157,031	—		6,600	(d)	163,631
Liabilities associated with assets held for sale	819,694	—		—		819,694
Total current liabilities	1,638,230	—		6,600		1,644,830
Long-term debt, including capital lease obligation	3,110,098	—		1,226,259	(c)	4,336,357
Asset retirement obligations	783,495	37,273	(a)	—		820,768
Deferred credits and other liabilities	471,099	—		89,446	(e)	560,545
Non-current operating lease liabilities	468,427	—		—		468,427
Deferred income taxes	185,091	—		—		185,091
Equity
Common stock	195,083	—		—		195,083
Capital in excess of par value	924,904	1,315,705	(a)	(1,226,259)	(c)	924,904
				(89,446)	(e)
Retained earnings	5,627,081	—		(6,600)	(d)	5,620,481
Accumulated other comprehensive loss	(580,999)	—		—		(580,999)
Treasury stock	(1,217,293)	—		—		(1,217,293)
Murphy Shareholders' Equity	4,948,776	1,315,705		(1,322,305)		4,942,176
Noncontrolling interest	377,901	—		—		377,901
Total equity	5,326,677	1,315,705		(1,322,305)		5,320,077
Total liabilities and equity	$11,983,117	1,352,978		—		13,336,095

EXHIBIT 99.2

MURPHY OIL CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2019

					Murphy Oil
	Murphy Oil	LLOG	Pro Forma		Pro Forma
(in thousands)	Historical	Acquisition	Adjustments		Combined
Revenues
Revenue from sales to customers	$590,550	139,513	—		730,063
Gain on sale of assets and other income	454	—	—		454
Total revenues	591,004	139,513	—		730,517
Costs and expenses
Lease operating expenses	131,696	46,294	—		177,990
Severance and ad valorem taxes	10,097	—	—		10,097
Exploration expenses, including undeveloped lease amortization	32,538	—	—		32,538
Selling and general expenses	63,360	—	—		63,360
Depreciation, depletion and amortization	229,406	—	47,417	(a)	276,823
Accretion of asset retirement obligations	9,340	—	499	(b)	9,839
Other expense	30,005	—			30,005
Total costs and expenses	506,442	46,294	47,916		600,652
Operating income from continuing operations	84,562	93,219	(47,916)		129,865
Other income (loss)
Interest and other income (loss)	(4,748)	—	—		(4,748)
Interest expense, net	(46,069)	—	—	(c)	(46,069)
Total other loss	(50,817)	—	—		(50,817)
Income (loss) from continuing operations before income taxes	33,745	93,219	(47,916)		79,048
Income tax expense	10,822	—	9,514	(d)	20,336
Income from continuing operations	22,923	93,219	(57,430)		58,712
Income (loss) from discontinued operations, net of income taxes	49,846	—	—		49,846
Net income including noncontrolling interest	72,769	93,219	(57,430)		108,558
Less: Net income attributable to noncontrolling interest	32,587	—	—		32,587
NET INCOME (LOSS) ATTRIBUTABLE TO MURPHY	$40,182	93,219	(57,430)		75,971

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$(0.06)				0.15
Discontinued operations	0.29				0.29
Net income (loss)	$0.23				0.44

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$(0.06)				0.15
Discontinued operations	0.29				0.29
Net income (loss)	$0.23				0.44

Cash dividends per Common share	0.25				0.25

Average Common shares outstanding (thousands)
Basic	173,341				173,341
Diluted	174,491				174,491

EXHIBIT 99.2

MURPHY OIL CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2018

					Murphy Oil
	Murphy Oil	LLOG	Pro Forma		Pro Forma
(in thousands)	Historical	Acquisition	Adjustments		Combined
Revenues
Revenue from sales to customers	$2,586,627	464,935	—		3,051,562
Loss on crude contracts	(41,975)	—	—		(41,975)
Gain on sale of assets and other income	25,951	—	—		25,951
Total revenues	2,570,603	464,935	—		3,035,538
Costs and expenses
Lease operating expenses	555,894	123,883	—		679,777
Severance and ad valorem taxes	52,072	—	—		52,072
Exploration expenses, including undeveloped lease amortization	103,977	—	—		103,977
Selling and general expenses	216,024	—	—		216,024
Depreciation, depletion and amortization	971,901	—	142,435	(a)	1,114,336
Accretion of asset retirement obligations	44,559	—	1,898	(b)	46,457
Impairment of assets	20,000	—	—		20,000
Redetermination expense	11,332	—	—		11,332
Other expense (benefit)	(34,873)	—	—		(34,873)
Total costs and expenses	1,940,886	123,883	144,333		2,209,102
Operating income from continuing operations	629,717	341,052	(144,333)		826,436
Other income (loss)
Interest and other income (loss)	(15,775)	—	—		(15,775)
Interest expense, net	(181,604)	—	—	(c)	(181,604)
Total other loss	(197,379)	—	—		(197,379)
Income from continuing operations before income taxes	432,338	341,052	(144,333)		629,057
Income tax expense (benefit)	9,330	—	41,311	(d)	50,641
Income from continuing operations	423,008	341,052	(185,644)		578,416
Loss from discontinued operations, net of income taxes	(3,522)	—	—		(3,522)
Net income including noncontrolling interest	419,486	341,052	(185,644)		574,894
Less: Net income attributable to noncontrolling interest	8,392	—	—		8,392
NET INCOME ATTRIBUTABLE TO MURPHY	$411,094	341,052	(185,644)		566,502

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$2.39				3.29
Discontinued operations	(0.01)				(0.01)
Net income	$2.38				3.28

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$2.37				3.26
Discontinued operations	(0.01)				(0.01)
Net income	$2.36				3.25

Cash dividends per Common share	1.00				1.00
Average Common shares outstanding (thousands)
Basic	172,974				172,974
Diluted	174,209				174,209

EXHIBIT 99.2

MURPHY OIL CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note A. Basis of Presentation

On April 19, 2019, Murphy Exploration & Production Company - USA (Murphy), a subsidiary of Murphy Oil Corporation (the Company), entered into a transaction pursuant to a Purchase and Sale Agreement between LLOG Bluewater Holdings, L.L.C. and LLOG Exploration Offshore, L.L.C. as Seller (LLOG) and Murphy as Purchaser.
Pursuant to the Purchase and Sale Agreement, Murphy acquired 26 blocks containing 7 producing fields and 4 development projects in the Mississippi Canyon and Green Canyon areas in the Gulf of Mexico (the Properties) for a consideration of $1.375 billion subject to normal closing adjustments. The purchase price contains contingent consideration payments of the following 1) up to $200 million in the event that revenue from certain properties exceeds certain contractual thresholds between 2019 and 2022; and 2) $50 million following first oil from certain development projects. The consideration paid was funded mainly by the availability under the Company’s $1.6 billion revolving credit facility.
The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company adjusted to reflect the transaction with LLOG. The Company’s historical consolidated balance sheet as of March 31, 2019, has been adjusted to reflect the pro forma effects of the transaction as if it had occurred on March 31, 2019. The Company’s historical consolidated statements of operations for the year ended December 31, 2018 and for the three months ended March 31, 2019 have been adjusted to give pro forma effect to the transaction as if it had occurred on January 1, 2018. The pro forma adjustments made are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the consolidated statement of operations, expected to have a continuing impact on the consolidated results.
The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the transaction been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company’s future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.
The assets and liabilities acquired through the LLOG Acquisition are recorded at their preliminary estimated fair values. The adjustments to the Company’s consolidated financial statements in connection with the transaction, and allocation of the purchase price paid in the transaction, was based on a number of factors, including additional financial information available at such time, and the final allocations of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.
The unaudited pro forma combined financial information and accompanying notes should be read together with our Annual Report on Form 10-K for the year ended December 31, 2018, and our quarterly report on Form 10-Q for the period ended March 31, 2019. The unaudited pro forma combined financial information and accompanying notes also should be read in conjunction with the historical Statements of Revenues and Direct Operating Expenses for the LLOG Acquisition and the notes thereto filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part. The pro forma combined financial information presented report the Malaysian exploration and production operations as continuing operations. Subsequent to the filing of Form 10-K for the year ended December 31, 2018 Murphy Oil Corporation announced that a subsidiary had signed a sale and purchase agreement to divest the fully issued share capital of its two subsidiaries conducting Malaysian operations, Murphy Sabah Oil Co., Ltd. and Murphy Sarawak Oil Co., Ltd. The Company has accounted and reported its Malaysian exploration and production operations as discontinued operations for all periods presented in Form 10-Q  for the period ended March 31, 2019 and June 30, 2019.
Note B. Acquisition Method
The pro forma combined financial information reflects the accounting for acquisitions in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. Under the acquisition method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. The allocation of transaction consideration is preliminary and may be subject to revision.

EXHIBIT 99.2

The following represents the preliminary allocation of the purchase price to assets acquired and liabilities assumed based on their estimated fair value (in thousands):

Purchase Consideration	LLOG Acquisition
Cash consideration paid to LLOG financed through revolving credit facility(1)	$1,226,261
Fair value of contingent consideration due to LLOG	89,444
Total consideration related to assets acquired	$1,315,705

Purchase Price Allocation	LLOG Acquisition
Assets:
Property, plant and equipment, at fair value	$1,340,206
Inventory	11,771
Prepaid G&A	1,000
Total assets acquired	1,351,977
Liabilities:
Asset retirement obligations	37,272
Net assets acquired	$1,314,705

(1)
The consideration paid for the acquisition of the Properties in the LLOG Acquisition was funded by the remaining capacity of the $1,600 million Revolving Credit Facility that Murphy Oil Corporation entered into on November 28, 2018. These borrowings were subsequently repaid using proceeds from the divestiture of the Company’s Malaysia operations, which was completed effective July 10, 2019. Refer to the Company’s Form 8-K filed on July 12, 2019 for additional disclosures regarding the pro forma impacts of the Malaysia divestiture.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.
Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) estimated future cash flows, and (v) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.
Note C. Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma combined balance sheet as of March 31, 2019, includes adjustments to reflect the following:

(a)
To reflect the preliminary purchase price allocation of the LLOG Acquisition. Purchase price allocations for the acquired assets and liabilities assumed based upon estimated fair values, which are subject to adjustment and could change significantly as the Company continues to evaluate this preliminary allocation.

(b)	To reflect the consummation of the transaction for gross cash consideration of $1,375.0 million, less $148.7 million of purchase price adjustments.

(c)
To reflect the proceeds of $1,226.3 million of borrowings under the Revolving Credit Facility which was used to finance the transaction. The Company subsequently divested its Malaysia operations following the LLOG Acquisition and used the proceeds to repay in full the borrowings against the Revolving Credit Facility. Refer to the Company’s Form 8-K filed on July 12, 2019 for additional disclosures regarding the pro forma impacts of the Malaysia divestiture.

(d)
To reflect transaction costs of $6.6 million which were incurred subsequent to the balance sheet date. No adjustments have been made to the unaudited pro forma income statement as these costs are non-recurring in nature.

(e)
To reflect the fair value of contingent consideration of $89.4 million related to the transaction which is made up of annual payments required to be made by the Company if certain price and production thresholds are exceeded beginning in 2019 through 2022 and if first oil from certain development projects is achieved as defined in the Purchase and Sale Agreement.

EXHIBIT 99.2

Note D. Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma combined statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 include adjustments to reflect the following:

(a)	To reflect incremental depreciation, depletion and amortization (DD&A) expense, using the units-of-production method, related to the oil and natural gas properties acquired.

(b)	To reflect incremental accretion expense related to asset retirement obligations on Properties acquired.

(c)
No interest expense related to the borrowings used to finance the transaction or amortization of debt issuance costs has been reflected in the pro forma condensed combined statement of operations due to the subsequent repayment of the borrowings using proceeds from the divestiture of the Company’s Malaysia operations effective July 10, 2019. Refer to the Company’s Form 8-K filed on July 12, 2019 for additional disclosures regarding the pro forma impacts of the Malaysia divestiture.

(d)
To reflect the adjustment to income tax expense resulting from acquisition of LLOG’s oil and natural gas properties based upon the federal statutory rate of 21% for the year ended December 31, 2018 and three months ended March 31, 2019. The adjustment was calculated by applying the applicable tax rate to the total change in income (loss) from continuing operations before income taxes.